Stradley Ronon Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103
                            Telephone: (215) 564-8000
                            Facsimile: (215) 564-8120

                                  June 27, 2007

Board of Trustees of
Franklin Tax-Free Trust
One Franklin Parkway
San Mateo, California 94403-1906

Subject:   Post-Effective Amendment No. 38 to the Registration
           Statement on Form N-1A relating to Franklin Tax-Free
           Trust, a Delaware statutory trust, and each of its 24 separate series, as listed on Exhibit A hereto
           (collectively, the "Funds") Registration No.
           002-94222; File No. 811-04149

Ladies and Gentlemen:

      We have acted as counsel to Franklin Tax-Free Trust, a Delaware statutory trust (the "Trust"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of Post-Effective Amendment No. 38 (the "Amendment") to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940 Act, as amended, of the Trust. Pursuant to Rule 414 under the 1933 Act, the Amendment is being filed, in part, in connection with the Trust's adoption as its own of the Registration Statement on Form N-1A of Franklin Tax-Free Trust, a Massachusetts business trust.

      We have reviewed the Trust's Agreement and Declaration of Trust, By-laws and resolutions adopted by the Trust's Board of Trustees and such other legal and factual matters as we have deemed appropriate.

      This opinion is based exclusively on the Delaware Statutory Trust Act and does not extend to the securities or "blue sky" laws of the State of Delaware or other States.

      We have assumed the following for purposes of this opinion:

      1. The shares of the Funds will be issued in accordance with the Trust's Agreement and Declaration of Trust, By-laws and resolutions of the Trust's Board of Trustees relating to the creation, authorization and issuance of shares.

      2. The Funds' shares will be issued against payment therefor as described in the Trust's then-current Prospectuses and Statements of Additional Information relating thereto, and that such payment will have been at least equal to the applicable offering price.

      On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Amendment, the shares of the Funds to be issued pursuant to the Amendment will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Amendment.

                                    Very truly yours,

                                    Stradley Ronon Stevens & Young,
                                    LLP


                                    By:   /s/ Kristin H. Ives
                                          ------------------------------
                                          Kristin H. Ives, a Partner





                                    EXHIBIT A

Franklin Alabama Tax-Free Income Fund
Franklin Arizona Tax-Free Income Fund
Franklin Colorado Tax-Free Income Fund
Franklin Connecticut Tax-Free Income Fund
Franklin Double Tax-Free Income Fund
Franklin Federal Intermediate-Term Tax-Free Income Fund
Franklin Florida Insured Tax-Free Income Fund
Franklin Florida Tax-Free Income Fund
Franklin Georgia Tax-Free Income Fund
Franklin High Yield Tax-Free Income Fund
Franklin Insured Tax-Free Income Fund
Franklin Kentucky Tax-Free Income Fund
Franklin Louisiana Tax-Free Income Fund
Franklin Maryland Tax-Free Income Fund
Franklin Massachusetts Insured Tax-Free Income Fund
Franklin Michigan Insured Tax-Free Income Fund
Franklin Minnesota Insured Tax-Free Income Fund
Franklin Missouri Tax-Free Income Fund
Franklin New Jersey Tax-Free Income Fund
Franklin North Carolina Tax-Free Income Fund
Franklin Ohio Insured Tax-Free Income Fund
Franklin Oregon Tax-Free Income Fund
Franklin Pennsylvania Tax-Free Income Fund
Franklin Virginia Tax-Free Income Fund